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                                                                    EXHIBIT 3.21

                           ARTICLES OF INCORPORATION

                                       of

                                U.S. CABLE, INC.

                                       of

                     Appleton, Outagamie County, Wisconsin


     KNOW ALL MEN BY THESE PRESENTS, that I, C. J. Mullen an adult resident of the State of Wisconsin, desiring to form a corporation under Chapter 180 of the Laws of the State of Wisconsin, do hereby make, sign and acknowledge the following Articles of Incorporation:


                                   ARTICLE I

     The name of this corporation shall be U. S. CABLE, INC. and its location shall be in the City of Appleton, Outagamie County, Wisconsin, and its [ILLEGIBLE] office address shall be 1506 North Ballard Road, Appleton, Wisconsin.


                                   ARTICLE II

     The period of existence of this corporation shall be perpetual.


                                  ARTICLE III

     This corporation may engage in any lawful activity within the purposes for which corporations may be organized under Chapter 180, Statutes of the State of Wisconsin.


                                   ARTICLE IV

     The aggregate number of shares which the corporation shall have authority to issue shall be 1250 shares, all of which shall be without nominal or par value.